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                                                                    EXHIBIT 5.1

                    [Letterhead of Hahn Loeser & Parks LLP]

                                                               October 31, 2002

Southwest Shopping Centers Co. II, LLC
125 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

   We have acted as special counsel to Southwest Shopping Centers Co. II, L.L.C., a Delaware limited liability company (the "Issuer"), in connection with: (a) that Indenture and Servicing Agreement to be entered into by and among Issuer, the Bank of New York, as Trustee, and Archon Group, L.P., as both servicer and special servicer (the "Indenture"), and (b) the Registration Statement on Form S-4, as amended (the "Registration Statement"), which has been filed by the Issuer with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of the Notes to be issued pursuant to the Indenture.

   We have reviewed and examined originals or copies, certified or otherwise authenticated to our satisfaction of the Indenture, the form of Note, and such other instruments, documents records and certificates as we have deemed necessary or relevant as a basis for our opinions contained herein.

   We have assumed the authenticity of all documents submitted for our review, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the accuracy of the statements contained in such certificates. We have further assumed the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, records and certificates we have reviewed.

   Based on such examination, we are of the opinion that, when the Notes have been duly executed, authenticated and delivered and consideration therefor received, all in accordance with the Indenture, and distributed in the manner described in the Registration Statement, any amendment thereto and the prospectus and any prospectus supplement relating thereto, the Notes will be legally issued, fully paid and non-assessable and will be binding obligations of the Issuer, and the holders of the Notes will be entitled to the benefits of such Indenture, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, or the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not admit that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                          Very truly yours,

                                          /S/  HAHN LOESER & PARKS LLP
                                          Hahn Loeser & Parks LLP